N-SAR Item 77C Exhibit

CALIFORNIA MUNI MONEY MARKET FUND
On March 12, 2009 a Special Meeting of Shareholders for the Fund was held to consider a number of proposals.
On December 1, 2008, the record date for the meeting, the Fund had $443,572,806 of net assets outstanding of which $232,819,014 (52.49%) of net assets were represented at the meeting.
Proposal 1 To consider and act upon a new investment advisory agreement with Evergreen Investment Management
Company, LLC:
Net assets voted For $193,897,595
Net assets voted Against $ 4,603,997
Net assets voted Abstain $ 34,317,422

MONEY MARKET FUND
On March 19, 2009, a Special Meeting of Shareholders for the Fund was held to consider a number of proposals.
On December 1, 2008, the record date for the meeting, the Fund had $6,000,244,443 of net assets outstanding of which $3,017,463,039 (50.29%) of net assets were represented at the meeting.
Proposal 1 To consider and act upon a new investment advisory agreement with
Evergreen Investment Management Company, LLC:
Net assets voted For $2,445,037,410
Net assets voted Against $ 85,545,789
Net assets voted Abstain $ 486,879,840


US GOVERNMENT MONEY MARKET FUND
On March 19, 2009, a Special Meeting of Shareholders for the Fund was held to consider a number of proposals.
On December 1, 2008, the record date for the meeting, the Fund had $2,285,769,220 of net assets outstanding of which $1,277,534,204 (55.89%) of net assets were represented at the meeting.
Proposal 1 To consider and act upon a new investment advisory agreement with
Evergreen Investment Management Company, LLC:
Net assets voted For $1,122,715,343
Net assets voted Against $26,960,312
Net assets voted Abstain $127,858,549

NY MUNICIPAL MONEY MARKET FUND
On March 12, 2009, a Special Meeting of Shareholders for the Fund was held to consider a number of proposals.
On December 1, 2008, the record date for the meeting, the Fund had $392,239,739 of net assets outstanding of which $215,331,115 (54.90%) of net assets were represented at the meeting.
Proposal 1 To consider and act upon a new Investment
Advisory Agreement
with Evergreen Investment Management Company, LLC:
Net assets voted For $180,635,650
Net assets voted Against 3,044,473
Net assets voted Abstain 31,650,992


NJ MUNICIPAL MONEY MARKET FUND
On March 12, 2009, a Special Meeting of Shareholders for the Fund was held to consider a number of proposals. On
December 1, 2008, the record date for the meeting, the Fund had $264,383,566 of net assets outstanding of which $143,880,331 (54.42%) of net assets were represented at the meeting.Proposal 1 To consider and act upon a new investment advisory agreement with Evergreen Investment Management Company, LLC:
Net assets voted For $136,282,116
Net assets voted Against $ 1,902,136
Net assets voted Abstain $ 5,696,079


PA MUNICIPAL MONEY MARKET FUND
On March 12, 2009, a Special Meeting of Shareholders for the Fund was held to consider a number of proposals.
On December 1, 2008, the record date for the meeting, the Fund had $299,707,315 of net assets outstanding of which $187,415,580 (62.53%) of net assets were represented at the meeting.
Proposal 1 To consider and act upon a new investment advisory agreement with Evergreen Investment Management
Company, LLC:
Net assets voted For $181,175,558
Net assets voted Against $ 762,999
Net assets voted Abstain $ 5,477,023


TREASURY MONEY MARKET FUND
On March 12, 2009, a Special Meeting of Shareholders for the Fund was held to consider a number of proposals.
On December 1, 2008, the record date for the meeting, the Fund had $1,355,362,357 of net assets outstanding of which $787,286,737 (58.09%) of net assets were represented at the meeting.Proposal 1 To consider and act upon a new investment advisory agreement with Evergreen Investment Management Company, LLC:
Net assets voted For $600,530,107
Net assets voted Against $ 8,264,136
Net assets voted Abstain $178,492,494